                                    NOVATION

                                       OF

                             PARTICIPATION AGREEMENT

     This Novation Agreement dated as of September 1, 2005 is by and among
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY (the "Company"), an Iowa
corporation, on its own behalf and on behalf of each separate account of the
Company named in Schedule 1 and 2 to Participation Agreement (as defined below),
PREMIER VIT (formerly, OCC Accumulation Trust), an open-end diversified management investment company organized under the laws of the State of
Massachusetts (the "Fund"), OCC DISTRIBUTORS LLC, a Delaware limited liability company (hereinafter the "Underwriter") and OPCAP ADVISORS LLC (hereinafter the
"Advisor").

     WHEREAS, the Company, the Fund, the Underwriter and the Advisor entered into a Participation Agreement on December 15, 1997 ("Participation Agreement");

     WHEREAS, each of Allianz Global Investors Distributors LLC, a Delaware
limited liability company ("AGI Distributors") and OCC Distributors LLC is registered as a broker-dealer with the SEC under the Securities Exchange Act of
1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc.;

     WHEREAS, the Company, the Fund, OCC Distributors and the Advisor desire that OCC Distributors be replaced as the Fund's principal underwriter by AGI
Distributors; and

     WHEREAS, the Company, the Fund and the Advisor desire to affect a novation of the Participation Agreement so that AGI Distributors is substituted for OCC
Distributors as a party to such agreement and OCC Distributors is released from its obligations under such agreement, AGI Distributors desires to accept the novation thereof, and OCC Distributors desires to consent to such novation.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Novation and Acceptance. Subject to the terms and conditions contained herein, the Company, the Fund and the Advisor hereby affect a novation of the
Participation Agreement to substitute AGI Distributors for OCC Distributors as party to such agreement (the "Novation"), AGI Distributors hereby accepts such novation and agrees to undertake all of OCC Distributors' duties and obligations under the Participation Agreement. The Company, the Fund, the Advisor and AGI
Distributors hereby release OCC Distributors from all of its duties and obligations under the Participation Agreement and OCC Distributors hereby consents to such novation.

     2. Term. The novation shall become effective on the September 15, 2005 and shall extend for so long as the terms specified in Section 10 of the
Participation Agreement are satisfied or until terminated in accordance with said Section 10.

     3. No Termination. The parties agree that the novation shall not constitute a termination of the Participation Agreement for purposes of Section 10 of the
Participation Agreement, and that the Participation Agreement, as so novated, shall remain in full force and effect after the novation.

     IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed by a duly authorized representative as of the day and year first above written.

TRANSAMERICA OCCIDENTAL LIFE                PREMIER VIT
INSURANCE COMPANY

By: /s/ Priscilla I. Hechler                By: /s/ Brian S. Shlissel
    --------------------------------            --------------------------------
Name: Priscilla I. Hechler                  Name: Brian S. Shlissel
Title: Assistant Vice President             Title: President & CEO
       Assistant Secretary

OCC DISTRIBUTORS LLC                        OPCAP ADVISORS LLC

By: /s/ Francis C. Poli                     By: /s/ Francis C. Poli
    --------------------------------            --------------------------------
Name: Francis C. Poli                       Name: Francis C. Poli
Title: CEO                                  Title: CEO

Accepted By:

ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC

By: /s/ E. Blake Moore, Jr.
    --------------------------------
Name: E. Blake Moore, Jr.
Title: Managing Director & CEO